Exhibit 5.1

601 Lexington Avenue

New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

May 13, 2015

Cott Beverages Inc.

5519 West Idlewild Avenue

Tampa, Florida 33634

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Cott Beverages Inc., a Georgia corporation (the “Issuer”), Cott Corporation, a corporation organized under the laws of Canada (the “Parent Guarantor”), Cott Holdings Inc., a Delaware corporation (“Cott Holdings”), Interim BCB, LLC, a Delaware limited liability company (“Interim BCB”), Cott Vending Inc., a Delaware corporation (“Cott Vending”), Cott USA Finance LLC, a Delaware limited liability company (“Cott USA Finance”), Cott U.S. Acquisition LLC, a Delaware limited liability company (“Cott U.S. Acquisition”), Caroline LLC, a Delaware limited liability company (“Caroline”), Cott Acquisition LLC, a Delaware limited liability company (“Cott Acquisition”), Cliffstar LLC, a Delaware limited liability company (“Cliffstar”), Star Real Property LLC, a Delaware limited liability company (“Star Real Property”), Cott Beverages Limited, a limited company organized under the laws of the United Kingdom (“Cott Beverages Limited”), Cott Retail Brands Limited, a limited company organized under the laws of the United Kingdom (“Cott Retail Limited”), Cott Limited, a limited company organized under the laws of the United Kingdom (“Cott Limited”), Cott Europe Trading Limited, a limited company organized under the laws of the United Kingdom (“Cott Europe”), Cott Private Label Limited, a limited company organized under the laws of the United Kingdom (“Cott Private Label”), Cott Nelson (Holdings) Limited, a limited company organized under the laws of the United Kingdom (“Cott Nelson (Holdings)”), Cott (Nelson) Limited, a limited company organized under the laws of the United Kingdom (“Cott (Nelson) Limited”), Cott UK Acquisition Limited, a limited company organized under the laws of the United Kingdom (“Cott UK Acquisition”), Cott Acquisition Limited, a limited company organized under the laws of the United Kingdom (“Cott Acquisition Limited”), 156775 Canada Inc., a corporation organized under the laws of Canada (“156775 Canada”), 967979 Ontario Limited, a corporation organized under the laws of Ontario (“967979 Ontario”), 804340 Ontario Limited, a corporation organized under the laws of Ontario (“804340 Ontario”), 2011438 Ontario Limited, a corporation organized under the laws of Ontario (“2011438 Ontario”), Aimia Foods EBT Company Limited, a limited company organized under the laws of the United Kingdom

Chicago	Hong Kong	Houston	London	Los Angeles	Munich	Palo Alto	San Francisco	Shanghai	Washington, D.C.

Cott Beverages Inc.

May 13, 2015

(“Aimia Foods EBT”), Aimia Foods Group Limited, a limited company organized under the laws of the United Kingdom (“Aimia Foods Group”), Aimia Foods Holdings Limited, a limited company organized under the laws of the United Kingdom (“Aimia Foods Holdings”), Aimia Foods Limited, a limited company organized under the laws of the United Kingdom (“Aimia Foods”), Calypso Soft Drinks Limited, a limited company organized under the laws of the United Kingdom (“Calypso”), Cooke Bros. (Tattenhall). Limited, a limited company organized under the laws of the United Kingdom (“Cooke Bros.”), Cooke Bros Holdings Limited, a limited company organized under the laws of the United Kingdom (“Cooke Bros Holdings”), Cott Developments Limited, a limited company organized under the laws of the United Kingdom (“Cott Developments”), Cott Luxembourg S.A.R.L., a company organized under the laws of Luxembourg (“Cott Luxembourg”), Cott Ventures Limited, a limited company organized under the laws of the United Kingdom (“Cott Ventures”), Cott Ventures UK Limited, a limited company organized under the laws of the United Kingdom (“Cott Ventures UK”), Mr Freeze (Europe) Limited, a limited company organized under the laws of the United Kingdom (“Mr Freeze”), Stockpack Limited, a limited company organized under the laws of the United Kingdom (“Stockpack”), Cott Investment, L.L.C., a Delaware limited liability company (“Cott Investment”), DS Services of America, Inc., a Delaware corporation (“DS Services”), DSS Group, Inc., a Delaware corporation (“DSS Group”), DS Services Holdings, Inc., a Delaware corporation (“DSS Holdings”), DS Customer Care, LLC, a Delaware limited liability company (“DS Customer”), and TT Calco Limited, a limited company organized under the laws of the United Kingdom (“TT Calco” and, collectively with the Parent Guarantor, Cott Holdings, Interim BCB, Cott Vending, Cott USA Finance, Cott U.S. Acquisition, Caroline, Cott Acquisition, Cliffstar, Star Real Property, Cott Beverages Limited, Cott Retail Limited, Cott Limited, Cott Europe, Cott Private Label, Cott Nelson (Holdings), Cott (Nelson) Limited, Cott UK Acquisition, Cott Acquisition Limited, 156775 Canada, 967979 Ontario, 804340 Ontario, 2011438 Ontario, Aimia Foods EBT, Aimia Foods Group, Aimia Foods Holdings, Aimia Foods, Calypso, Cooke Bros., Cooke Bros Holdings, Cott Developments, Cott Luxembourg, Cott Ventures, Cott Ventures UK, Mr Freeze, Stockpack, Cott Investment, DS Services, DSS Group, DSS Holdings and DS Customer, the “Guarantors” and each a “Guarantor” and, together with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $525,000,000 in aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2022 (the “Exchange Notes”), to be guaranteed (the “Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of June 24, 2014 as supplemented by that certain Supplemental Indenture, dated as of June 24, 2014, as further supplemented by that certain Second Supplemental Indenture, dated as of December 12, 2014 (collectively, the “Indenture”), by and among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Exchange Notes are to be issued in exchange for and in replacement of the Issuer’s 5.375% Senior Notes due 2022 issued on June 24, 2014 (the “Old Notes”), of which $525,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

Cott Beverages Inc.

May 13, 2015

Cott Holdings, Interim BCB, Cott Vending, Cott USA Finance, Cott U.S. Acquisition, Caroline, Cott Acquisition, Cliffstar, Star Real Property, Cott Investment, DS Services, DSS Group, DSS Holdings and DS Customer are collectively referred to herein as the “Delaware Guarantors.” The Parent Guarantor, Cott Beverages Limited, Cott Retail Limited, Cott Limited, Cott Europe, Cott Private Label, Cott Nelson (Holdings), Cott (Nelson) Limited, Cott UK Acquisition, Cott Acquisition Limited, 156775 Canada, 967979 Ontario, 804340 Ontario, 2011438 Ontario, Aimia Foods EBT, Aimia Foods Group, Aimia Foods Holdings, Aimia Foods, Calypso, Cooke Bros., Cooke Bros Holdings, Cott Developments, Cott Luxembourg, Cott Ventures, Cott Ventures UK, Mr Freeze, Stockpack and TT Calco are collectively referred to herein as the “Non-Delaware Guarantors.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, bylaws and other organizational documents of the Delaware Guarantors, (ii) resolutions of the Delaware Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, (iii) the Indenture, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of June 24, 2014, by and among the Issuer, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several initial purchasers of the Old Notes, and (vi) forms of the Exchange Notes and the Guarantees.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Delaware Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Delaware Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Cott Beverages Inc.

May 13, 2015

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto pursuant to the exchange offer described in the Registration Statement (assuming the due authorization and execution of the Exchange Notes and the Guarantees by the Company and the Non-Delaware Guarantors, as applicable, and the due delivery of the Exchange Notes and the Guarantees by the Company and the Non-Delaware Guarantors to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto), the Exchange Notes will be validly issued under the Indenture and binding obligations of the Issuer and the Guarantees will be validly issued under the Indenture and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law and the Limited Liability Company Act of the State of Delaware which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

Cott Beverages Inc.

May 13, 2015

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP